Exhibit 99.1

EzFill Announces Preliminary Unaudited Revenues of Approximately $2.6 Million for April 2024, Up 32% From The Prior Year Period

Gross Profits Increased by Approximately 62%

Net Loss decreased by Approximately $0.5 Million, Down 69% From The Prior Year Period

Increased Gallons Delivered by Approximately 30% from The Prior Year Period

Added 7 New Commercial Accounts

MIAMI, FL, June 20, 2024 - EzFill Holdings, Inc. (“EzFill” or the “Company”) (NASDAQ: EZFL), a pioneer and emerging leader in the mobile fuel industry, announced that, based on the information and data currently available, it had its best April on record, with revenues of approximately $2.6 million, an increase of approximately 32% from the prior year period. Additionally, the Company expects to report a gross profit of approximately $236,000, an increase of 62% from the prior year period.

The revenue increase was driven primarily by strong growth in the construction equipment and generator business, fleet business and updates to the company’s technology allowing for increased margins. Contributing to this growth were adding 7 new commercial accounts. These new accounts include companies ranging from construction equipment/generators, large truck parking lots, transportation services and wholesale grocery transport.

Yehuda Levy, EzFill’s Interim Chief Executive Officer, commented, “In April of 2024 we continue to achieve monthly record growth with the dedicated efforts of our team and the support of our customers. Our commitment to innovation and improving our operational efficiencies and margins has propelled us to achieve continuously better and better results. We remain steadfast in our mission to keep growing this amazing company.”

EzFill has not completed the preparation of its consolidated financial statements for the period ended April 30, 2024. The preliminary, unaudited results presented in this press release as of and for the period ended April 30, 2024 are based on current expectations and are subject to adjustment, as EzFill completes the preparation of its Q2 2024 consolidated financial statements. These preliminary, unaudited results are not a comprehensive statement of EzFill’s financial results for this period and should not be viewed as a substitute for financial statements prepared in accordance with generally accepted accounting principles. Actual results may differ materially from those disclosed in this press release.

About EzFill

EzFill is a leader in the fast-growing mobile fuel industry, with the largest market share in its home state of Florida. Its mission is to disrupt the gas station fueling model by providing consumers and businesses with the convenience, safety, and touch-free benefits of on-demand fueling services brought directly to their locations. For commercial and specialty customers, at-site delivery during downtimes enables operators to begin their daily operations with fully fueled vehicles. For more information, visit www.ezfl.com.

With the number of gas stations in the U.S. continuing to decline, corporate giants such as Shell, Exxon, GM, Bridgestone, Enterprise, and Mitsubishi have recognized the increasing shift in consumer behavior and are investing in the fast growing on-demand mobile fueling industry, in companies such as Booster and Yoshi. As the only company to provide fuel delivery in three verticals – consumer, commercial, and specialty including marine and construction equipment, we believe EzFill is well positioned to capitalize on the growing demand for convenient and cost-efficient mobile fueling options.

Forward Looking Statements

This press release contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release except as may be required under applicable securities law.

For further information, please contact:

Investor and Media Contact

Telx, Inc.

Paula Luna

Paula@Telxcomputers.com